Exhibit 11

November 17, 2023

MidCap Investment Corporation

9 West 57th Street

New York, New York 10019

Ladies and Gentlemen:

We have acted as counsel to MidCap Financial Investment Corporation, a Maryland corporation (the “Company”), in connection with the filing by the Company of a Registration Statement on Form N-14, as amended (the “Registration Statement”), pursuant to which the Company is registering under the Securities Act of 1933, as amended (the “Act”), common stock, par value $0.001 per share (the “Common Stock”) pursuant to the terms of the offering as set forth in the Registration Statement.

We have examined the Registration Statement (exclusive of the exhibits thereto other than the Company’s governing documents) and such corporate records, certificates, and documents as we deemed necessary for the purpose of this opinion. We have relied as to certain factual matters on information obtained from public officials and officers of the Company. Based on that examination, we advise you that in our opinion the shares of Common Stock offered by the Company, when issued under the circumstances contemplated in the Registration Statement, will be legally issued, fully paid, and non-assessable.

In expressing the opinion set forth herein, we have also assumed that (i) all documents submitted to us as originals are authentic, (ii) all documents submitted to us as copies conform with the originals of those documents, (iii) all signatures on all documents submitted to us for examination are genuine (whether manual, electronic or otherwise) and, to the extent that a signature on a document is manifested by electronic or similar means, such signature has been executed or adopted by a signatory with an intent to authenticate and sign the document, (iv) each natural person executing any such document is legally competent to do so, (v) all public records reviewed by us or on our behalf are accurate and complete, and (vi) at the actual time of issuance of the Shares, (A) the Company will be in good standing under the laws of the State of Maryland, and (B) none of the governing documents of the Company will have been amended so as to cause such issuance of the Common Stock to conflict with or violate any provisions of the governing documents of the Company. We express no opinion with respect to the laws of, or the effect or applicability of the laws of, any jurisdiction other than, and our opinion expressed herein is limited to, the laws of the State of Maryland. The opinion expressed herein is limited to the matters expressly set forth in this letter and no other opinion should be inferred beyond the matters expressly stated.

We hereby consent to the use of our name under the heading “Legal Matters” in the prospectus forming a part of the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

Miles & Stockbridge P.C.

By:	/s/ Scott R. Wilson